TENDER AND SUPPORT AGREEMENT
This Tender and Support Agreement (this “Agreement”), is dated as of March 30, 2015, by and between FUJIFILM Holdings Corporation, a corporation organized under the laws of Japan (“Parent”), Badger Acquisition Corporation, a Wisconsin corporation and wholly-owned subsidiary of Parent (“Sub”), and that certain stockholder of Cellular Dynamics International, Inc., a Wisconsin corporation (the “Company”) set forth on Schedule A hereto (the “Stockholder”).
WHEREAS, Parent, Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), providing for, among other things, Sub to commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) followed by the subsequent merger of Sub with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth therein (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement);
WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of issued shares of Company Common Stock set forth on Schedule A hereto (such shares of Company Common Stock, together with any other shares of Company Common Stock as to which the Stockholder acquires record and beneficial ownership after the date hereof and prior to the earlier of the Effective Time and the termination of all of the Stockholder’s obligations under this Agreement, including any shares of Company Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any warrants or options, or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Owned Shares”); and
WHEREAS, as a condition to Parent and Sub’s willingness to enter into and perform its obligations under the Merger Agreement, Parent and Sub have required that the Stockholder agrees, and the Stockholder has agreed, while this Agreement is in effect, to tender in the Offer (and not withdraw) all of the Stockholder’s Owned Shares;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:
I. Agreement to Tender and Vote; Irrevocable Proxy.
Section 1.1    Agreement to Tender. The Stockholder hereby agrees, while this Agreement is in effect, that before the initially scheduled expiration of the Offer, the Stockholder shall (a) tender into the Offer all of the Stockholder’s Owned Shares, free and clear of all Liens, and (b) not withdraw, or cause to be withdrawn, its Owned Shares from the Offer at any time. If a Stockholder acquires Owned Shares after the date hereof, the Stockholder shall, while this Agreement is in effect, (i) tender, or cause to be tendered, such Owned Shares into the Offer prior to the then applicable expiration of the Offer and (ii) not withdraw, or cause to be withdrawn, such Owned Shares from the Offer at any time.
Section 1.2    Agreement to Vote. The Stockholder hereby agrees that, while this Agreement is in effect, at any meeting of the stockholders of the Company, however called, or any adjournment or postponement or written consent in lieu thereof, the Stockholder shall be present (in person or by proxy) and vote (or cause to be voted) all of his, her or its Owned Shares: (a) in favor of the adoption of the Merger Agreement and the transactions contemplated thereby (including any motion to adjourn or postpone the Company Shareholder Meeting as required or permitted by the Merger Agreement); and (b)

against (i) any agreement or arrangement related to any Competing Proposal,(ii) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, and (iii) any other action or transaction the consummation of which is known to the Stockholder to be intended, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Offer, the Merger or any other transactions contemplated by the Merger Agreement.
Section 1.3    Agreement Not to Exercise Appraisal Rights. The Stockholder hereby agrees that the Stockholder shall not exercise any rights that may be available to the Stockholder to demand appraisal of any Owned Shares in connection with the Merger.
II. Representations and Warranties of Stockholders. The Stockholder hereby represents and warrants to Parent as follows:
Section 2.1    Power; Due Authorization; Binding Agreement. The Stockholder has full legal capacity, power and authority to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.
Section 2.2    Ownership of Shares. The Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of its Owned Shares and, as of the date hereof, such Owned Shares are free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise transfer such Owned Shares), except as provided hereunder or pursuant to any applicable restrictions on transfer under the Securities Act of 1933, as amended. As of the date hereof, the Stockholder does not own beneficially and of record any Company Common Stock other than (a) the Owned Shares set forth opposite the Stockholder’s name on Schedule A and (b) the Company Common Stock issuable upon the exercise of the Stockholder’s Company Options set forth opposite the Stockholder’s name on Section 3.02(c) of the Company Disclosure Letter.
Section 2.3    Voting Power. The Owned Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust.
III. Additional Covenants of the Stockholder. The Stockholder hereby covenants and agrees with Parent that:
Section 3.1    Restrictions on Transfer.
(a)    The Stockholder hereby agrees, while this Agreement is in effect, at any time prior to the Offer Termination, not to, other than as may be specifically required by a court order, (i) assign or otherwise dispose of, or enter into any contract, option or other agreement providing for the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Owned Shares (any such action, a “Transfer”), or (ii) grant any proxies or powers of attorney (except as contemplated by Section 1.2), deposit any Owned Shares into a voting trust or enter into a voting agreement with respect to any Owned Shares.
Section 3.2    Additional Shares. The Stockholder hereby agrees, while this Agreement is in effect, that if any shares of Company Common Stock are acquired by the Stockholder after the date hereof, then the terms of this Agreement shall apply to such shares immediately following the effectiveness of such event.
IV. Miscellaneous.
Section 4.1    Termination of this Agreement. This Agreement shall terminate and shall have no further force or effect as of the earlier of: (a) the termination of the Merger Agreement and (b) the Effective Time. Notwithstanding the foregoing, nothing set forth in this Section or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limits the liability of either party hereto, for any knowing and intentional material breach of this Agreement.
Section 4.2    Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto.
Section 4.3    Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.
Section 4.4    Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to the Stockholder:
To the addresses and fax numbers shown on the signature page for the Stockholder.

If to Parent or Sub:
FUJIFILM Holdings Corporation
7-3 Akasaka 9-chome, Minato-ku
Tokyo 107-0052, Japan
Telephone: +81-3-6271-1061
Facsimile: +81-3-6271-1135
Attention: Corporate Planning Div. Corporate Planning Group

with copies to:
Morrison & Foerster LLP
Shin-Marunouchi Building 29th Floor
5-1, Marunouchi 1-chome, Chiyoda-ku
Tokyo 100-6529, Japan
Telephone: +81-3-3214-6522
Facsimile: +81-3-3214-6512
Attention:    Gary M. Smith (GSmith@mofo.com)
Kenji P. Taneda (KTaneda@mofo.com)

and to:

Morrison & Foerster LLP
250 West 55th Street
New York, NY 10019-9601, U.S.A.
Telephone: +1 (212) 468-8000
Facsimile: +1 (212) 468-7900
Attention:    Jeffery Bell (JBell@mofo.com)

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or received. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.
Section 4.5    Governing Law; Waiver of Jury Trial; Jurisdiction. This Agreement and all matters related hereto shall be governed by, and construed in accordance with, the Laws of the State of Wisconsin, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement and all matters related hereto brought by any other party or its successors or assigns shall be brought and determined in the United States Federal District Court for the Western District of Wisconsin (and to the extent such court does not have jurisdiction, the state courts of the State of Wisconsin located in the county of Dane, Wisconsin), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement, all matters related hereto or the Transactions. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court described above. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process, and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement, all matters related hereto or the Transactions, (i) any claim that it is not personally subject to the jurisdiction of the courts described above for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section 4.6    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.
Section 4.7    Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
Section 4.8    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.
Section 4.9    No Limitations on Actions. The Stockholder signs this Agreement solely in his, her or its capacity as the owner of the Owned Shares; any trustee who signs this Agreement on behalf of a Stockholder that is a trust is signing only in his, her or its fiduciary capacity and not as an individual; this Agreement shall not limit or otherwise affect the actions of the Stockholder or any affiliate, employee or designee of the Stockholder or any of his, her or its affiliates in any other capacity, including such person’s capacity, if any, as an officer of the Company or a member of the board of directors of the Company; and nothing herein shall limit or affect the Company’s rights in connection with the Merger Agreement.
Section 4.10    Fiduciary Duties. Nothing in this Agreement shall limit or prevent any Stockholder from acting in his or her capacity as an officer or director of the Company in accordance with his or her fiduciary duties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Tender and Support Agreement to be duly executed as of the day and year first above written.

FUJIFILM HOLDINGS CORPORATION

By:
Name:
Title:

BADGER ACQUISITION CORPORATION

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Tender and Support Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER:

(Print signatory name)

(Signature)

(Title, if applicable)

Address:

Fax:

SCHEDULE A

Stockholder	Owned Shares
[ ]	[ ]